As filed with the Securities and
Exchange Commission on June 10 , 1998                Registration No. 333-____
______________________________________________________________________________

                SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549
                      ______________________

                             FORM S-8
                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933
                      _______________________

                  ITT EDUCATIONAL SERVICES, INC.
      (Exact name of registrant as specified in its charter)

                DELAWARE                           36-2061311
      (State or other jurisdiction
(I.R.S. Employer
               of incorporation or organization)
Identification No.)

       5975 CASTLE CREEK PARKWAY,
       N. DRIVE, INDIANAPOLIS, INDIANA             46250-0466
(Address of Principal Executive Offices)
(Zip Code)

                1997 ITT EDUCATIONAL SERVICES, INC.
                         INCENTIVE STOCK PLAN
                                     (Full title of the plan)

                          CLARK D. ELWOOD
5975 CASTLE CREEK PARKWAY, N. DRIVE, INDIANAPOLIS, INDIANA  46250-0466
                              (Name and address of agent for service)

                          (317) 594-9499
                   (Telephone   number,  including  area  code,  of  agent  for
service)

                             COPY TO:
                        JAMES A. ASCHLEMAN
                            BAKER & DANIELS
                 300 NORTH MERIDIAN STREET, SUITE 2700
                      INDIANAPOLIS, INDIANA 46204
                            (317) 237-0300

                    CALCULATION OF REGISTRATION FEE

 TITLE OF SECURITIES    AMOUNT TO BE      PROPOSED MAXIMUM      PROPOSED MAXIMUM         AMOUNT OF
    TO REGISTERED      REGISTERED (1)    OFFERING PRICE PER    AGGREGATE OFFERING    REGISTRATION FEE
                                              SHARE (2)             PRICE (2)
Common Stock,             3,365,065         $24.6563 (3)         $82,970,052 (3)        $24,476 (3)
$0.01 par value


(1) Pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), this Registration Statement also registers such additional shares of Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends and similar transactions.

(2) It is impracticable to state the maximum offering price. Shares offered pursuant to stock options granted under the 1997 ITT Educational Services, Inc. Incentive Stock Plan are to be offered at not less than the fair market value of one share of Common Stock of ITT Educational Services, Inc. on the date the option is granted.

(3) Estimated solely for purposes of calculating the registration fee and computed in accordance with Rule 457(c) under the Securities Act using the average of the high and low sale prices of the Common Stock as reported by the NYSE on June 4, 1998, which was $24.6563 per share.

  The Registrant's Registration Statement on Form S-8 (Registration No. 333-38883) is incorporated herein by reference.

                            SIGNATURES

  Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on June 9, 1998.

                                ITT EDUCATIONAL SERVICES, INC.


                                By:  /S/ RENE R. CHAMPAGNE
                                    Rene R. Champagne
                                    Chairman, President and
                                    Chief Executive Officer


                             POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names. Each person whose signature appears below hereby authorizes each of Rene R. Champagne, Gene A. Baugh and Clark D. Elwood, each with full power of substitution, to execute in the name and on behalf of such person any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the registrant deems appropriate, and appoints each of Rene R. Champagne, Gene A. Baugh and Clark D. Elwood, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.

SIGNATURES                            CAPACITY                          DATE
           /S/ RENE R. CHAMPAGNE      Chairman, President, Chief        June 9, 1998
           Rene R. Champagne          Executive Officer and Director
                                      (Principal Executive Officer)
  /S/ GENE A. BAUGH                   Senior Vice President and Chief   June 9, 1998
           Gene A. Baugh              Financial Officer (Principal
                                       Financial Officer and Principal
                                       Accounting Officer)
                                      Director
           Rand V. Araskog
           /S/ TONY COEHLO            Director                          June 9, 1998
           Tony Coehlo
           /S/ JOHN E. DEAN                                  Director   June 9, 1998
           John E. Dean
           /S/ JAMES D. FOWLER, JR.   Director                          June 9, 1998
           James D. Fowler, Jr.
           /S/ ROBIN JOSEPHS               Director                     June 9, 1998
           Robin Josephs
           /S/ MERRICK R. KLEEMAN     Director                          June 9, 1998
           Merrick R. Kleeman
           /S/ LESLIE LENKOWSKY       Director                          June 9, 1998
           Leslie Lenkowsky
  /S/ BARRY S. STERNLICHT             Director                          June 9, 1998
            Barry S. Sternlicht
           /S/ VIN WEBER              Director                          June 9, 1998
           Vin Weber

                             INDEX TO EXHIBITS

                                                 DESCRIPTION OF EXHIBIT
         Exhibit
           NO.
4.1                       Restated Certificate of Incorporation of the Registrant, as amended to date.  (The copy of this Exhibit filed as Exhibit 3.1 to the
                          Company's Quarterly Report on Form 10-Q for the period ending June
                          30, 1996, is incorporated by reference.)
4.2                       By-Laws of the Registrant, as amended to date.  (The copy of this
                          Exhibit filed as Exhibit 4.2 to the Registrant's Registration
                          Statement on Form S-8 (Registration No. 333-38883) is incorporated herein by reference.)
4.3                       1997 ITT Educational Services, Inc. Incentive Stock Plan.  (The copy of this Exhibit filed as Exhibit 10.8 to the Company's Quarterly
                          Report on Form 10-Q for the period ending June 30, 1997, is incorporated by reference.)
5                         Opinion of Baker & Daniels, counsel for Registrant, as to the legality of the securities being registered.
23.1                      Consent of Price Waterhouse LLP.
23.2                      Consent of Baker & Daniels (included in the Baker & Daniels Opinion filed as Exhibit 5).
24                        Powers of Attorney (included on the Signature Page of the
                          Registration Statement).